Exhibit A
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13G/A to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 12, 2010	TEMASEK HOLDINGS (PRIVATE) LIMITED
	By:	/s/ Leong Wai Leng
		Name	:	Leong Wai Leng
		Title	:	Senior Managing Director, Corporate Development & Chief Financial Officer

Dated: February 12, 2010	TEMASEK CAPITAL (PRIVATE) LIMITED
	By:	/s/ Leong Wai Leng
		Name	:	Leong Wai Leng
		Title	:	Director

Dated: February 12, 2010	SELETAR INVESTMENTS PTE LTD
	By:	/s/ Git Oi Chee
		Name	:	Git Oi Chee
		Title	:	Director

Dated: February 12, 2010	BAYTREE INVESTMENTS (MAURITIUS) PTE LTD
	By:	/s/ Rooksana Shahabally
		Name	:	Rooksana Shahabally
		Title	:	Director